UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4080330
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China	620500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 028-37390666

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note

On November 9, 2021, Wetouch Technology Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (the “Lender”), dated as of November 5, 2021, pursuant to which the Company issued the Lender a convertible promissory note in the principal amount of $750,000 (the “Note”) and a three-year warrant (the “Warrant”) to purchase an aggregate of 600,000 shares of the Company’s common stock (the “Warrant Shares”). The Company received $675,000 gross proceeds from the issuance of the Note as a result of the original discount rate on the Note.

Unless the Note is converted, the principal amount of the Note, and accrued interest at the rate of 8% per annum, are payable on the one-year anniversary of the issuance of the Note (the “Maturity Date”). If the Company fails to satisfy its loan obligation by the Maturity Date, the default interest rate will be 16%.

The Lender has the right to convert any or all of the principal and accrued interest on the Note into shares of common stock of the Company on the earlier of (i) 180 calendar days after November 5, 2021 or (ii) the closing of a listing for trading of the common stock of the Company on a national securities exchange offering resulting in gross proceeds to the Company of $15,000,000 or more (an “Uplist Offering”). If the Company closes an Uplist Offering on or before the 180th calendar date after November 5, 2021, the conversion price shall be 70% of the per share offering price in the Uplist Offering; otherwise, the conversion price is $0.75 per share.

Subject to customary exceptions, if the Company issues shares or any securities convertible into shares of common stock at an effective price per share lower than the conversion price of the Note, the conversion rate of the Note shall be reduced to such lower price.

Until the Note is either paid or converted in its entirety, the Company agreed with the Lender not to sell any securities convertible into shares of common stock of the Company (i) at a conversion price that is based on the trading price of the stock or (ii) with a conversion price that is subject to being reset at a future date or upon an event directly or indirectly related to the business of the Company or the market for the common stock. The Company also agreed to not issue securities at a future determined price.

The Lender has the right to require the Company to repay the Note if the Company receives cash proceeds, including proceeds from customers and the issuance of equity (including in the Uplist Offering). If the Company wants to prepay the Note prior to the Maturity Date, the Company shall pay a 10% prepayment penalty.

Craft Capital Management LLC received a fee in the amount of $54,000 in connection with the issuance of the Note and Warrant to the Lender.

Warrant

The Warrant issued to the Lender granted the Lender the right to purchase up to 600,000 shares of common stock of the Company at an exercise price of $1.25 per share. However, if the Company closes an Uplist Offering on or before the 180th calendar date after November 5, 2021, then the exercise price shall be 125% of the offering price of a share in the Uplist Offering. If the adjusted exercise price as a result of the Uplist Offering is less than $1.25 per share, then the number of shares that the Warrant is issuable shall be increased such that the exercise price, after taking into account the decrease in the exercise price, shall be equal to the exercise price prior to such adjustment.

The Lender has the right to exercise the Warrant on a cashless basis if the highest traded price of a share of common stock of the Company during the 150 trading days prior to exercise of the Warrant exceeds the exercise price, unless there is an effective registration statement of the Company which covers the resale of the Lender.

If the Company issues shares or any securities convertible into shares at an effective price per share lower than the exercise price of the Warrant, the exercise price of the Warrant shall be reduced to such lower price, subject to customary exceptions.

The Lender may not convert the Note or exercise the Warrant if such conversion or exercise will result in the Lender, together with any affiliates, beneficially owning in excess of 4.9% of the Company’s outstanding common stock immediately after giving effect to such exercise unless the Lender notifies the Company at least 61 days prior to such exercise.

Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement dated November 5, 2021 executed between the Company and the Lender, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock underlying the Note and the shares issuable upon exercise of the Warrant within sixty days from the date of the Registration Rights Agreement. The Company also granted the Lender piggyback registration rights on said shares pursuant to the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.6, 4.7, 10.16, and 10.17 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01, regarding the issuance of the Note and the Warrant is incorporated herein by reference in this Item 3.02. The Note and Warrant described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2021, the Company entered into a director service agreement (each, a “Director Service Agreement” and, collectively, the “Director Service Agreements”) with each of Jing Chen, Wei Wang, and Jeff Kone, pursuant to which Ms. Chen, Mr. Wang, and Mr. Kone were appointed as members of the Company’s board of directors (“Board”), effective as of November 12, 2021 (the “Commencement Date”).

Pursuant to the Director Service Agreements, each director (each, a “Director” and, collectively, the “Directors”) agreed to serve as a member of the Board and perform his or her duties in a faithful and competent manner, in compliance with all laws, rules, and regulations applicable to the Company and its business. Each Director also agreed to serve on any committees if and when established by the Board.

In consideration for their services as members of the Board, upon an uplist offering that results in the immediate listing for trading of the Company’s common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any other national securities exchange (“Uplist Offering”), the Company agrees to pay each of Ms. Chen, Mr. Wang, and Mr. Kone a fee between $10,000 to $20,000 per year for each year of service as a Director. In addition, upon an Uplist Offering, the Company will grant to Mr. Kone fifty thousand (50,000) stock options to purchase shares of the Company’s common stock, at an exercise price equal to one-half (1/2) of the public offering price as stated in the Company’s final prospectus under the Registration Statement on Form S-1 related to the Company’s Uplist Offering. The options shall vest over three (3) years, with sixteen thousand six hundred sixty-eight (16,668) of the Shares vesting on the first (1st) anniversary of the grant date, and the remaining vesting equally over the next two (2) years on an annual basis, subject to Mr. Kone continuing to serve as a member of the Board on each vesting date. In the event that Mr. Kone ceases to be a member of the Board prior to the end of a year of service, all unvested stock options awarded shall be forfeited.

The term of each Director Service Agreement is for one year, which term will automatically renew for additional one-year periods unless the parties agree otherwise. Each Director Service Agreement may be terminated either, (a) at any time upon 30 days’ prior written notice by the Director, (b) if the Director is not re-elected to the Board at any meeting of the Company’s shareholders in which directors are elected, (c) automatically if, at any time, the Director becomes disqualified under the terms of the Company’s charter documents, or (d) if a majority of the Board (not including the Director) determines that the Director is unfit or unable to serve as a Director (as further described in the agreement).

The Director Service Agreement also includes standard and customary provisions regarding the Director’s fiduciary duties and obligations as a member of the Company’s Board.

The foregoing summary of the Director Service Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Director Service Agreement, a copy of which is filed as Exhibit 10.18 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Except as otherwise disclosed in this Report, there are no arrangements or understandings between any of Ms. Chen, Mr. Wang, or Mr. Kone and any other person pursuant to which any of them was appointed as a Director. In addition, there are no family relationships between any of Ms. Chen, Mr. Wang, or Mr. Kone and any of the Company’s other officers or directors. Further, except as otherwise disclosed in this Report, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which any of Ms. Chen, Mr. Wang or Mr. Kone had, or will have, a direct or indirect material interest.

A description of each Director’s background and experience is as follows:

Jing Chen, 55, serves as the Group Vice President of Future Fintech Group Inc. (Nasdaq: FTFT). From May 2019 to November 2020, Ms. Chen served as the CFO of Future Fintech Group Inc. She served as the CFO of AnZhiXinCheng (Beijing) Technology Co., Ltd. from August 2018 to May 2019. Ms. Chen is an Independent Director of Hello iPayNow (Beijing) Company Ltd. since April 2019. From August 2017 to July 2018, she served as CFO of Beijing Logis Technology Development Co., Ltd., a company listed on The National Equities Exchange and Quotations Co., Ltd. of China, which is a Chinese over-the-counter stock trading system. From June 2016 to July 2017, Ms. Chen served as Group Chief Financial Officer of Beijing AnWuYou Food Co., Ltd. Ms. Chen served as Chief Financial Officer of Beijing DKI Investment Management Co., Ltd. from August 2012 to May 2016. Ms. Chen received a Doctorate of Business Administration from Victoria University, Neuchatel, Switzerland and an MBA degree from City University of Seattle in Washington, U.S. Ms. Chen holds Fellow Membership of CPA Australia (FCPA), Fellow Membership of the Association of International Accountants U.K. (FAIA) and is a Member of the Chartered Institute of Management Accountants (CIMA). She is also a Senior Member of the International Financial Management (SIFM) accredited by the Ministry of Human Resources and Social Security of PRC.

The Board believes Ms. Chen’s extensive public company and accounting experience will make her a valuable addition to the board.

Wei Wang, 36, has served as Vice Director of the Investment Banking Department of Chengdu Energy Investment Group since 2017. From 2007 to 2017, he has served as the Head of Technology (Touchscreen) of Ofilm Group, specializing in touchscreen R&D and process engineering management. Mr. Wang holds a BS in Engineering from the University of Electronic Science and Technology of China.

The Board believes Mr. Wang’s extensive knowledge and background with regard to touchscreen technology and management will make him a valuable addition to the Board.

Jeff Kone, 61, has served as the founder of The Wall Street Resource, LLC, a podcast platform for public companies since 2019. From 2003 to 2019, Mr. Kone served as the Managing Member of Wall Street Capital Partners, L.P., an investment fund. From 1984 to 1994, he served as a broker at E.F. Hutton & Co., Merrill Lynch, and Roth Capital. Mr. Kone holds a BS in Business from the University of Southern California.

The Board believes Mr. Kone’s extensive experience in corporate finance and investment will make him a valuable addition to the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included in this Current Report:

Exhibit No.	Description
4.6	Promissory Note dated November 5, 2021 issued by Wetouch Technology Inc. to Mast Hill Fund, L.P.

4.7	Common Stock Purchase Warrant dated November 5, 2021 issued by Wetouch Technology Inc.

10.16	Securities Purchase Agreement, dated as of November 5, 2021, between Wetouch Technology Inc. and Mast Hill Fund, L.P.

10.17	Registration Rights Agreement dated as of November 5, 2021, between Wetouch Technology Inc. and Mast Hill Fund, L.P.

10.18	Form of Director Services Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: November 15, 2021	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)